Exhibit 10.8
Confidential Treatment Requested:
Confidential portions of this document have been redacted and have been filed separately with the Commission.
CONFIDENTIAL
LETTER AGREEMENT
BETWEEN
INTERMETRO COMMUNICATIONS, INC.
AND
99¢ ONLY STORES
June 30, 2005
This proposal sets forth the principal terms with respect to a vendor relationship between InterMetro Communications, Inc. (“InterMetro”), on the one hand, and 99¢ Only Stores (“NDN”), on the other hand, to be created upon the execution of this Letter Agreement.
Purpose
InterMetro desires to enter into a strategic, phone card merchandising agreement with NDN (“Merchandise Partnership Agreement”) for the launch of InterMetro’s pre-paid, long distance phone cards (“Phone Cards”) at all existing and future NDN stores as set forth herein. The following sets forth the essential terms of this Merchandise Partnership Agreement:
Business Terms of Proposed Relationship

InterMetro Responsibilities	During the term of the Merchandise Partnership Agreement, InterMetro will be responsible for the following:

•	Telephony Service– InterMetro will be responsible for providing all telephony services designated on the Phone Cards.

•	Customer Support– InterMetro will provide 24/7 toll-free customer support to all purchasers of Phone Cards.

•	Recharge Capability– For customers desiring to recharge their Phone Card, InterMetro will provide a dedicated website and 24/7 toll-free customer support.

•	Phone Card PIN Batches– InterMetro will provide and replenish PIN batch files that correspond to each type of Phone Card sold at NDN stores.

•	Phone Card Design & Production– InterMetro will provide and bear all costs associated with the design and production of the Phone Cards. All Phone Card designs must be approved by NDN prior to production.

•	In-Store Sales Collateral– For the purpose of marketing the Phone Cards, InterMetro will provide and bear all costs associated with the design and production of the following: (i) in-store posters; and (ii) counter

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stickers (collectively, “In-Store Sales Collateral”). All In-Store Sales Collateral designs must be approved by NDN prior to production.

•	Customized Phone Card Voice Prompts– InterMetro will bear all costs associated with the inclusion of customized voice prompts on all Phone Card access numbers for the purpose of promoting special offers at NDN stores.

•	Development of Phone Card Programs– InterMetro will work on the development of alternative Phone Card programs that can be offered for sale within NDN stores, subject to approval from NDN.

•	Manager & Employee Training– InterMetro will work with NDN to train all NDN personnel on the respective Phone Card programs. An InterMetro representative will be made available to attend, in person or via telephone, district managers meetings to review the Phone Card programs, at NDN’s discretion.

•	Phone Card Sales Incentive Program– InterMetro will work with NDN on developing Phone Card sales incentive programs that reward the employees of the top-selling NDN stores, though NDN is not obligated to implement any such program.

NDN Responsibilities	During the term of the Merchandise Partnership Agreement, NDN will be responsible for the following:

•	Point-of-Sale Integration– NDN will be responsible for maintaining a Phone Card point-of-sale activation system through which the scanning of the UPC code on the back of each Phone Card will generate a Phone Card PIN on the applicable customer receipt.

•	Phone Card Distribution– Shipment of Phone Cards and In-store Sales Collateral from the NDN distribution center to each NDN store.

•	Customized Phone Card Voice Prompts– At its sole discretion, NDN will provide InterMetro with customized voice prompts for placement on Phone Card access numbers for the purpose of promoting special offers at NDN stores.

Phone Card PINs
NDN agrees to order Phone Card PINs as needed from InterMetro in such amounts as NDN deems adequate for its distribution efforts. InterMetro will provide NDN with Phone Card PINs on a consignment basis.

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99 Minutes for 99¢
The initial Phone Card to be launched pursuant to the terms of the Merchandise Partnership Agreement will be the “99 Minutes for 99¢” Phone Card which will replace the current phone card being sold at NDN. The 99 Minutes for 99¢ Phone Card will work in exactly the same manner as the current phone card.

Economics
NDN will pay the “NDN Cost” listed in Table A, below, as InterMetro’s compensation for 99¢’ sales of each 99 Minutes for 99¢ Phone Card PIN sold at NDN stores. The difference between 99¢ retail price, and the NDN Cost, will be retained by NDN at the time of sale. [***]

TABLE A

Phone Card Type	NDN Cost
99 Minutes for 99¢ Phone Card	[***]
NDN will be entitled to receive [***] percent ([***]%) of all revenue generated from the recharge of Phone Cards, less uncollected monies, unapproved charges, and refunds (“Recharge Margin”) which may in no event result in InterMetro being owed any sum or sums by NDN for recharging.

NDN Sales Reporting
At the beginning of each week, NDN will supply InterMetro with a report (“PIN Sale Report”) that details all of the Phone Card PINs sold during the previous seven (7) day period (“Reporting Period”), defined as Monday through Sunday. The PIN Sale Report will include the following information with respect to each PIN sold during the Reporting Period: (i) PIN sold; (ii) date and time of sale; and (iii) store number where sale took place.

InterMetro Invoicing
InterMetro will invoice NDN on a weekly basis for all Phone Card PINs sold during the previous Reporting Period. All invoices must be paid by NDN within five (5) business days from NDN’s receipt of such accurate invoice. Such payments will be calculated as follows: Retail Price less NDN Cost for the 99 Minutes for 99¢ Phone Card.

InterMetro Recharge Reporting
Within fifteen (15) days after the beginning of each month, InterMetro will provide NDN a report that details all of the recharge transactions that occurred during the previous calendar month (“Recharge Report”).

[***]Confidential material redacted and filed separately with the Commission.

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InterMetro Recharge Payments	Within twenty (20) days after the beginning of each month, InterMetro will submit payment to NDN for the corresponding Recharge Margin.

Term
The term of the Merchandise Partnership Agreement will commence no later than fifteen (15) days after the execution of this Letter Agreement by the parties and will continue thereafter for a period of two (2) years (the “Initial Term”). Additionally, NDN must place its first Phone Card PIN order for a minimum of [***] Phone Card PINs no later than thirty (30) days after the commencement of the Initial Term. After the Initial Term, the Merchandise Partnership Agreement will be automatically renewed for one (1) year terms unless terminated by either party in writing at least sixty (60) days prior to the expiration of the then current term.

[***]
NDN may terminate this Letter Agreement at any time if InterMetro’s quality of service falls below acceptable industry standards. The parties will meet in good faith in an effort to further define such standards.

[***]	[***]
During the Initial Term or any subsequent term of the Merchandise Partnership Agreement, InterMetro will be the exclusive provider of all prepaid long distance services to NDN.

Notices
Any notice to be provided to NDN under this Letter Agreement must be delivered by Certified Mail, Return Receipt, to “99¢ Only Stores, 4000 Union Pacific Avenue, Commerce, CA 90023,” and sent to both NDN’s “Chief Financial Officer” as well as to its “EVP, Supply Chain Management.”

[***]Confidential material redacted and filed separately with the Commission.

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Further Terms
This Letter Agreement contains the deal points of the parties’ agreement. Subsequent to the execution of this Letter Agreement, the parties intend to work together in good faith to prepare a fuller agreement containing “boilerplate” terms not contained in this Letter Agreement. However, should the parties fail to do so, they nevertheless intend the terms contained herein to be binding.

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If the foregoing is in accordance with your understanding, please sign this Letter Agreement in the space indicated below and return it to InterMetro for receipt no later than midnight (Pacific time) on June 30, 2005, whereupon this Letter Agreement will become a binding obligation among the parties. This Letter Agreement will expire unless InterMetro has received an executed copy by NDN within the time period provide in the previous sentence.

99 CENTS ONLY STORES, INC.	INTERMETRO COMMUNICATIONS, INC.

X Mike Zelkind /s/	X Christopher Folk /s/
FOR 99 CENTS ONLY STORES	FOR INTERMETRO COMMUNICATIONS

Mike Zelkind	Christopher Folk
PRINTED NAME	PRINTED NAME

EVP	Director, Business Development
TITLE	TITLE

6/30/05	6/30/05
DATE	DATE

ADDRESS: 4000 Union Pacific Avenue City of Commerce, CA 90023 Phone: (323) 980-8145 Fax: (323) 980-8162	ADDRESS: 2685 Park Center Drive, Building A Simi Valley, CA 93065 Phone: (805) 433-8000 Fax: (805) 582-1006

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